                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              (Amendment No.    )

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [_]
Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              JG INDUSTRIES, INC.
               (Name of Registrant as Specified In Its Charter)
                                      N/A
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ......................................................................

     2)   Aggregate number of securities to which transaction applies:

          ......................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ......................................................................

     4)   Proposed maximum aggregate value of transaction:

          ......................................................................

     5)   Total fee paid:

          ......................................................................

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ......................................................................

     2)   Form, Schedule or Registration Statement No.:

          ......................................................................

     3)   Filing Party:

          ......................................................................

     4)   Date Filed:

          ......................................................................

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       --------------------------------

                              JG INDUSTRIES, INC.

                               5630 West Belmont

                            Chicago, Illinois 60634



To the Shareholders of JG Industries, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of JG Industries, Inc., an Illinois corporation (the "Company"), will be held at the principal office of the Company, 5630 West Belmont, Chicago, Illinois on Monday, June 9, 1997 at 10:00 a.m., for the following purposes:

    Proposal 1:  To elect seven persons to the Board of Directors;

    Proposal 2:  To approve an amendment to the Company's 1988 Stock Option
                 Plan to increase the number of shares of Common Stock issuable under such plan from 206,666 shares to 306,666;

    Proposal 3:  To approve the appointment by the Board of Directors of
                 Coopers & Lybrand L.L.P. as auditors for the Company;

    And to transact such other business as may properly come before the meeting.

Shareholders are cordially invited to attend the meeting in person. Whether or not you presently intend to attend the Annual Meeting in person, the Board of Directors asks you to complete, date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

Only shareholders of record on the books of the Company at the close of business on May 15, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours from June 1 through June 9 at the offices of the Company.

Accompanying this notice is a proxy statement, a form of proxy and a copy of our annual report on Form 10-K, as filed with the Securities and Exchange Commission.

                                        By order of the Board of Directors.


                                        Evelyn P. Egan
                                        Secretary

May 22, 1997

                              JG INDUSTRIES, INC.
                               5630 West Belmont
                            Chicago, Illinois 60634

                                PROXY STATEMENT
                                  Introduction

The enclosed proxy is solicited by and on behalf of the Board of Directors of JG Industries, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders to be held at the principal office of the Company, 5630 West Belmont, Chicago, Illinois on Monday, June 9, 1997 at 10:00 a.m., and at any adjournments thereof. All shares represented by proxies will be voted at the meeting in accordance with the specifications marked thereon or, if no specifications are made, proxies will be voted in favor of all matters for which proxies have been solicited. Any shareholder giving a proxy may revoke it at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 22, 1997.

                             VOTING AT THE MEETING

The Board of Directors has fixed May 15, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Corporation has two classes of capital stock outstanding: common stock, no par value (the "Common Stock"), and Series B convertible preferred stock, no par value (the "Series B Preferred Stock"). Pursuant to the Statement of Resolution Establishing Series setting forth the voting rights of the Series B Preferred Stock, the holders of such stock have the right to vote with the holders of the Common Stock on each matter submitted to a vote of the Company's shareholders as a single class. Each share of Series B Preferred Stock shall have the number of votes as specified in the succeeding paragraph.

As of May 15, 1997, there were 1,060,705 shares of the Company's Common Stock issued and outstanding and 1,500 shares of the Company's Series B Preferred Stock issued and outstanding. The holders of outstanding shares of Common Stock are entitled to one vote per share on any question voted on at the meeting. The holders of Series B Preferred Stock are entitled to vote with the holders of Common Stock on any question voted on at the meeting, with each share of Series B Preferred Stock having the number of votes equal to the number of shares of Common Stock into which one share of Series B Preferred Stock may be converted. Currently, each share of Series B Preferred Stock is entitled to 444.44 votes. The By-Laws of the Company provide for cumulative voting for directors; accordingly, every shareholder shall have the right to vote, in person or by proxy, the number of shares of Common Stock (on an as-converted basis) owned by such shareholder for as many persons as there are directors to be elected, or to accumulate said votes and give one candidate as many votes as the number of directors multiplied by the number of owned shares of Common Stock (on an as-converted basis) shall equal, or to distribute them on the same principle among as many candidates as such shareholder shall desire. Discretionary authority for the proxy holders to cumulatively vote shares represented by the proxies is being solicited.

The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock on an as converted basis will constitute a quorum. Abstentions and broker non-votes are counted for determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as votes against a proposal in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of a majority of the shares of Common Stock (on an as-converted basis), voting together as a single class, represented at the meeting in person or by proxy will be necessary for the taking of all actions at the meeting, other than for the election of directors, in which the seven directors receiving the most votes under the cumulative voting process described above shall be elected to the Board of Directors of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 15, 1997, regarding the beneficial ownership of the Company's Common Stock (on an as-converted basis) by (i) all persons who owned of record or, to the knowledge of the Company, beneficially, 5% or more of the outstanding shares of Common Stock (on an as-converted basis), (ii) each director and nominee for director, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table on page 4, and (iv) all directors and executive officers as a group.

                                           Number of Shares     Approximate
                                             Beneficially       Percentage
Name of Beneficial Owner                        Owned/1/        of Class/1/
------------------------                   ----------------     -----------
Sheldon Collen/2/                                    0                **
Sheldon Harris/2/                              288,824/6 7/         16.7
Lionel Goldblatt/2 3/                           60,829/4/            3.5
William Hellman/2 3/                           350,589/5 7/         20.3
Philip Rootberg/2 3/                           235,459/6 7/         13.6
Wallace W. Schroeder/2/                            333                **
Clarence Farrar/2 3/                            13,333/8/             **
                                               -------              ----
All directors, nominees and executive
  officers as a group (seven persons)          949,367/9/           55.0
                                               -------              ----

---------------
     /1/ Number and percentage calculated after giving effect to the Company's one-for-three reverse stock split, effected during the fiscal year ended January 25, 1997.

     /2/  Director.  Mr. Harris and Mr. Goldblatt are brothers-in-law.

     /3/  Executive Officer.

     /4/ Includes 8,333 shares issuable upon exercise of currently exercisable employee stock options.

     /5/ Includes 66,667 shares issuable upon exercise of currently exercisable employee stock options.

     /6/ With respect to Mr. Harris, includes (i) 18,448 shares of Common Stock held by Mr. Harris and (ii) 48,154 shares held in trust for the benefit of members of Mr. Harris' family, for which Mr. Harris disclaims beneficial ownership. With respect to Mr. Rootberg, includes (i) 11,166 shares of Common Stock owned by Mr. Rootberg and (ii) 2,071 shares held by an investment club in which Mr. Rootberg holds a one-seventh interest.

     /7/ For each of Mr. Harris, Mr. Hellman and Mr. Rootberg, the table above includes 222,222 of the 666,666 shares of Common Stock into which the 1,500 shares of Series B Preferred Stock held pursuant to a Shareholders Agreement dated December 13, 1996 (the "Shareholders Agreement"), for which Messrs. Harris, Hellman and Rootberg are trustees, are convertible. Messrs. Hellman, Rootberg and Harris each disclaims beneficial ownership of 444,444 of the shares of Common Stock into which the shares of Series B Preferred Stock held pursuant to the Shareholders Agreement are convertible.

     /8/ Includes 10,667 shares issuable upon exercise of currently exercisable employee stock options.

     /9/ Includes 85,667 shares issuable upon exercise of currently exercisable employee stock options.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or accrued with respect to fiscal 1997, 1996 and 1995 by the Company and its subsidiaries to the Chief Executive Officer and each of the other highest compensated executive officers whose aggregate compensation for fiscal 1997 exceeded $100,000 (the "Named Executive Officers").

                                              Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
                                                                                                           Securities
                                                                                          All Other        Underlying
                                                                                         Compensation     Options/SARs
Name and Principal Position                        Year     Salary ($)     Bonus ($)       ($)/(1)/           (#1)
---------------------------                        ----     ----------     ---------     ------------     ------------
William Hellman/(2)/                               1997     $340,000        $     0         $1,030          50,000/3/
  Chairman and Chief Executive Officer of          1996      340,000              0            724
  the Company and President of Goldblatt's         1995      324,616         54,190            819

Lionel Goldblatt/(4)/                              1997     $140,333        $     0         $  883
  Vice President of the Company and                1996      143,269              0          1,048
  Chairman of the Board of Goldblatt's             1995      135,000         11,600          1,298

Clarence Farrar/(5)/                               1997     $180,000        $     0         $1,570           8,000/5/
  President and Chief Operating Officer of the     1996      212,768/(6)/         0          1,048
  Company, and Vice President of Goldblatt's       1995      168,615         11,396          2,608

---------------

/(1)/ The amounts shown represent Company contributions to the account of the named executive officer pursuant to the Company's 401(k) plan, the cost of group term life insurance and reimbursement for medical expenses in excess of that allowable to other employees pursuant to an executive officer health insurance plan.

/(2)/ Mr. Hellman has entered into an Amended and Restated Employment Agreement with the Company, effective as of June 1, 1983 and as subsequently amended, providing for his employment as the President and Chief Executive Officer of the Company and as Chairman of the Executive Committee to serve through August 31, 1997. Pursuant to the Employment Agreement as amended, Mr. Hellman reduced his base salary from $340,000 to $200,000 per year, such salary payable in accordance with the Company's remuneration policy respecting executives. In addition, under the terms of his Employment Agreement, Mr. Hellman receives a bonus equal to 5% of the pre-tax profit of Goldblatt's Department Stores, Inc. ("Goldblatt's"), and reimbursement for business expenses of up to $3,500 per month. Mr. Hellman has also entered into a Consulting Agreement pursuant to which he has agreed to provide certain services to the Company following the termination of his employment, and he (or his estate) will be paid $206,000 per year for ten years. The obligations of the Company pursuant to the Consulting Agreement are secured by an annuity which has been purchased by the Company, pursuant to a Pledge and Security Agreement dated as of January 25, 1991.

/(3)/ See Report of Compensation Committee.

/(4)/ Mr. Goldblatt has entered into an Employment Agreement with the Company, effective as of June 1, 1983 and as subsequently amended, providing for his employment as a Vice President of the Company and as Chairman of Goldblatt's through January 31, 2000. Pursuant to the Employment Agreement, Mr. Goldblatt has agreed to a reduction in base salary from $140,000 to $125,000 per year. Pursuant to the Employment Agreement, payment of base salary and other employee benefits will continue, as payment of severance compensation, for a period of six months upon expiration of the Employment Agreement or termination thereof prior to expiration in certain events. Mr. Goldblatt participates in the Goldblatt's Incentive Pool for officers.

/(5)/ Mr. Farrar has entered into an Employment Agreement with the Company, dated as of November 30, 1990 and as subsequently amended, providing for his employment as President and Chief Operating Officer until January 31, 2000. Pursuant to the Employment Agreement, Mr. Farrar has agreed to a reduction in base salary from $180,000 to $140,000 per year. Pursuant to the Employment Agreement, payment of base salary and other employment benefits will continue, as severance compensation, for a period of six months upon expiration of the Employment Agreement or termination thereof prior to expiration in certain events. Mr. Farrar participates in the Goldblatt's Incentive Pool for officers.

/(6)/ Includes $34,500 paid to Mr. Farrar by Huffman Koos in consideration for cancellation of an option to purchase shares.

                               STOCK OPTION PLANS

The Company's 1983 Stock Option and Stock Appreciation Rights Plan, as amended and restated (the "1983 Plan"), authorizes the issuance to salaried officers and other key employees of incentive stock options, non-incentive stock options and stock appreciation rights to acquire a maximum of 9,000 shares of the Company's Common Stock (subject to adjustment as provided in the 1983 Plan). As of May 15, 1997, 7,833 shares of the Company's Common Stock were subject to outstanding options, and there were six participants under the 1983 Plan. The average per share exercise price of all such options was $1.50. As of May 15, 1997, 1,167 shares remained available for grants.

The Company's 1988 Stock Option Plan, as amended and restated (the "1988 Plan"), approved by the shareholders at the annual meeting on June 14, 1988, and amended by the shareholders at the annual meeting on July 20, 1993, and at the annual meeting on December 12, 1996, authorizes the issuance of 206,666 shares of the Company's Common Stock to salaried officers and other key employees of the Company and its subsidiaries. As of May 15, 1997, 81,334 shares of the Company's Common Stock were subject to outstanding options, and there were four participants under the 1988 Plan. The average per share exercise price of all such options was $1.41. As of May 15, 1997, 122,666 shares under the 1988 Plan remained available for grants.

The following table provides certain information concerning the grant of stock options under the Company's 1983 and 1988 Stock Option Plans during the fiscal year ended January 25, 1997 by each of the Named Executive Officers:

                                           Option Grants in Fiscal 1997
------------------------------------------------------------------------------------------------------------------
                                                                                     Potential Realizable Value at
                                                                                     Assumed Annual Rates of
                                                                                     Stock Price Appreciation for
                            Individual Grants                                        Option Term /(1)/
------------------------------------------------------------------------------------------------------------------
                         Number of     % of Total
                        Securities    Options/SARs
                        Underlying     Granted to     Exercise or
                       Options/SARs   Employees in    Base Price     Expiration
     Name               Granted (#)    Fiscal Year      ($/Sh)          Date            5%($)           10%($)
     ----               -----------    -----------      ------          ----            -----           ------

William Hellman           50,000           86.2         $1.375        1/13/07        $43,236.51      $109,569.79

Clarence Farrar            8,000           13.8         $1.375        1/13/07        $ 6,917.84      $ 17,531.17

---------------------------------------------------------------------------------------------------------

/(1)/ Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

The following table provides certain information concerning each exercise of stock options under the Company's 1983 and 1988 Stock Option Plans during the fiscal year ended January 25, 1997 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's Stock Option Plans:

                                   Aggregated Option Exercises in Fiscal 1997
                                       and January 25, 1997 Option Values
---------------------------------------------------------------------------------------------------------------
                                                      Number of Unexercised           Value of Unexercised
                                                        Options at Fiscal            In-the-Money Options at
                        Shares                             Year-End (#)              Fiscal Year-End ($)/(1)/
                      Acquired on      Value       ----------------------------    ----------------------------
       Name           Exercise #     Realized $    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------    -----------    ----------    -----------    -------------    -----------    -------------
William Hellman
   1983 Plan               0             --               0             0                 0             0
   1988 Plan               0             --          66,667             0            $6,250             0

Lionel Goldblatt
   1983 Plan               0             --           5,000             0                 0             0
   1988 Plan               0             --           3,333             0                 0             0

Clarence Farrar
   1983 Plan               0             --               0             0                 0             0
   1988 Plan               0             --          10,667             0            $1,000             0
---------------

/(1)/ Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year-end and the exercise price of the options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Harris, Collen and Rootberg comprise the Compensation Committee.

                       REPORT OF COMPENSATION COMMITTEE


The Compensation Committee is charged by the Board of Directors with determining salary and bonus arrangements for all executive officers of the Company. During fiscal 1997, the Company's Compensation Committee was composed of Mr. Jamison (Chairman), Mr. Dressler and Mr. Kurzman, all non-employee directors. Mr. Jamison resigned from the Board of Directors on July 10, 1996, and Messrs. Dressler and Kurzman resigned from the Board of Directors on October 31, 1996. The Company's Compensation Committee met once in fiscal year 1997. The Compensation Committee was reconstituted on October 31, 1996 to include Messrs. Harris, Collen, and Rootberg.

Compensation consists of a base salary and a bonus. The base salary level is established using experience, longevity and degree of responsibility as a guideline. The Compensation Committee has not retained a compensation consultant or commissioned any executive compensation surveys.

All bonuses are earned based on a pre-determined formula related to the profit performance of the Company or its subsidiaries. The bonus of Mr. Hellman, the Chief Executive Officer of the Company, is equal to 5% of the pre-tax profit of Goldblatt's. The Committee feels that this contractual arrangement fairly provides a productivity clause to the performance of Goldblatt's which is of the utmost importance to the stability of the Company. Mr. Hellman does not and has not drawn a salary or bonus from any other division. Mr. Hellman was the President of Goldblatt's through most of the 1980's, and reassumed that position in 1993. Other than Mr. Hellman, the executive officers participate in a bonus pool which is equal to 5% of the pre-tax profits of Goldblatt's. No bonuses were paid for calendar 1996.

Due to the downsizing of the Company, the executive officers agreed to salary reductions in the aggregate amount of $292,500 per year.

Management of the Company continues the process of turnaround and rebuilding and losses for the year were reduced by approximately 49% as compared to the previous year. The changes made to achieve this improvement have required significant efforts on the part of current management.

The Committee also reviews and administers policies and programs with respect to employment and other agreements with executives. The Committee believes these arrangements with executives serve the important purpose of assuring continuing loyalty and concentration.

Overall, the Company has maintained employee compensation programs designed to compensate its officers, managers and other key employees in relationship to the profitability of the Company as well as individual job performance. In addition, stock options for officers, managers and other key employees are awarded at the discretion of this committee after consultation with the CEO and approval by the Board. The stock option program is designed to give additional incentive to key employees, which in turn enhances the value of the Company to all shareholders.


                           The Compensation Committee

            Philip Rootberg      Sheldon Harris      Sheldon Collen


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                               SHAREHOLDER RETURN
                               PERFORMANCE GRAPH

                       Comparison of Five Year Cumulative
                 Total Return Among the Company, the NASDAQ --
                 National Market System-United States Issuers,
                        and the NASDAQ -- Retail Stocks

                           1992    1993     1994     1995     1996     1997

JG Industries, Inc.        $100   $133.33  $125.00  $166.67  $ 88.89  $ 44.44

NASDAQ Stock Market        $100    112.19   126.52   122.98   177.08   229.04

NASDAQ Retail Stocks       $100     89.42    94.84    85.56    96.44   119.58

The total return assumes that dividends were re-invested quarterly, and is based on a $100 investment on January 25, 1992. The measurement point for each year beginning 1993 is the end of the Company's fiscal year, which varied from January 25 to January 30.


                                    [GRAPH]

                        INFORMATION CONCERNING NOMINEES
                           FOR ELECTION AS DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

The following table sets forth the name and age of each member of the Board of Directors and nominee, the position or positions held with the Company by each director or nominee, each director's or nominee's principal occupation or employment, other directorships held by each director or nominee, the year in which each such person became a director, and the number of shares of Common Stock (on an as-converted basis) beneficially owned, directly or indirectly, by each director or nominee or in which such director or nominee had a beneficial interest as of May 15, 1997. Unless otherwise indicated in the table or a footnote thereto, each director's principal occupation has been held since at least January 1, 1992.

                                                                                         Approximate
Name, Principal                                                 Shares of Common Stock    Percent of
Occupation and                              Director of the     Beneficially Owned On   Class (if more
Other Directorships/(1)/            Age      Company Since           May 15, 1997         than 1%)
------------------------------------------------------------------------------------------------------
Clarence Farrar                     62             1996                 13,333                 ---
President and Chief
Operating Officer of
the Company; Vice President
of Goldblatt's

Sheldon Harris/(2) (3)/             73             1996                288,824                16.7
President of
Evanston Property
Management

Sheldon Collen                      74             1993                  None                  ---
Consultant and Attorney
at Law

Lionel Goldblatt                    68             1959                 60,829                 3.5
Vice President of the
Company; Chairman of
Goldblatt's since
February 1986.

William Hellman/(3)/                76             1983                350,589                20.3
Chairman and Chief
Executive Officer of the
Company; President and
Chief Executive Officer
of Goldblatt's since May
1993 and from February
1986 to October 1990;

                                                                                         Approximate
Name, Principal                                                 Shares of Common Stock    Percent of
Occupation and                              Director of the     Beneficially Owned On   Class (if more
Other Directorships/(1)/            Age      Company Since           May 15, 1997         than 1%)
------------------------------------------------------------------------------------------------------
Chairman and Chief
Executive Officer of
Sussex; Chairman of HKI
from February 1988 to
October 1995; Director of
HKI from September 1986
to October 1995.

Philip Rootberg/(2) (3)/             79            1983                 235,459              13.6
Vice President of the
Company; Director of HKI
from September 1986 to
October 1995.
Senior Partner
of Philip Rootberg &
Company L.L.P., a public
accounting firm.

Wallace W. Schroeder                 72            1992                     333              ---
Director of HKI since June
1988; outside consultant
to HKI from September
1987 to May 1988; Vice
President-Chief Financial
Officer of HKI from July
1986 to September 1987.

/(1)/ Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.

/(2)/ With respect to Mr. Harris, includes (i) 18,448 shares of Common Stock held by Mr. Harris and (ii) 48,154 shares held in trust for the benefit of members of Mr. Harris' family, for which Mr. Harris disclaims beneficial ownership. With respect to Mr. Rootberg, includes (i) 11,166 shares of Common Stock owned by Mr. Rootberg and (ii) 2,071 shares held by an investment club in which Mr. Rootberg holds a one-seventh interest.

/(3)/ With respect to each of Mr. Harris, Mr. Hellman and Mr. Rootberg, includes
      222,222 of the 666,666 shares of Common Stock into which the 1,500 shares of Series B Preferred Stock owned pursuant to a Shareholders Agreement dated December 13, 1996 (the "Shareholders Agreement"), for which Messrs. Harris, Hellman and Rootberg are trustees are convertible. Each of Messrs. Harris, Hellman and Rootberg disclaims beneficial ownership of 444,444 of the shares of Common Stock into which the shares of Series B Preferred Stock owned pursuant to the Shareholders Agreement are convertible.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                        AND CERTAIN COMMITTEES THEREOF

The Board of Directors has designated an Audit Committee, an Executive Committee and a Compensation Committee, but not a Nominating Committee. Currently, the members of the Audit Committee are Messrs. Rootberg, Farrar and Schroeder; the members of the Executive Committee are Messrs. Hellman (Chairman), Rootberg and Goldblatt; and the members of the Compensation Committee are Messrs. Harris, Rootberg and Collen.

The functions of the Audit Committee include reviewing the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each professional service provided by independent auditors and estimated by management to cost more than 10% of the previous year's audit fee, considering the range of audit and non-audit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations. The Audit Committee met one time in fiscal 1997.

The Executive Committee is authorized to exercise the powers of the Board of Directors in certain business transactions and affairs of the Company during the intervals between meetings of the Board.

The Board of Directors held a total of four meetings in fiscal 1997. All directors attended at least 80% of all Board meetings, and at least 80% of all meetings of any committee of which such director was a member.

Each director who is not an officer of the Company or its subsidiaries has received an annual fee of $5,000 plus $500 for each Board meeting attended, and is also compensated for all committee meetings at a rate equal to one-half of that set from time to time for Board meetings. Outside directors may also be compensated for attendance at meetings with the executives of the Company and for related services on behalf of the Company, in the discretion of the Executive Committee.

On December 13, 1996, pursuant to the terms of a certain Stock Purchase Agreement (the "Jupiter Purchase Agreement"), by and among Jupiter Industries, Inc. ("Jupiter") and the Company, the Company purchased from Jupiter (i) 1,293,258 shares of the Company's Common Stock and (ii) 445 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $5,510,864, of which $2,500,108 was paid in cash, $1,264,858 was paid by offset against liabilities of Jupiter to the Company, and $1,745,898 was paid by delivery of a promissory note.

Prior to the consummation of the transactions contemplated by the Jupiter Purchase Agreement, Jupiter was the Company's largest stockholder, holding 1,293,258 shares of the

Company's Common Stock (approximately 55.2% of the issued and outstanding Common Stock) and all of the Company's issued and outstanding Series A Preferred Stock.

  In connection with the consummation of the transactions contemplated by the Jupiter Purchase Agreement, on December 13, 1996, pursuant to the terms of a certain Series B Convertible Preferred Stock Purchase Agreement (the "Series B Preferred Stock Purchase Agreement"), by and among William Hellman, Philip Rootberg and Sheldon Harris (collectively, the "Purchasers") and the Company, the Company issued and sold to the Purchasers, through a private placement, 1,500 shares of Series B Convertible Preferred Stock of the Company, for an aggregate purchase price of $1,500,000. After giving effect to the transactions contemplated in the Jupiter Purchase Agreement and the transactions contemplated by the Series B Preferred Stock Purchase Agreement, the Purchasers control approximately 45.7% of the Company's voting rights.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR
              ISSUANCE UNDER THE COMPANY'S 1988 STOCK OPTION PLAN
                          (ITEM 2 ON THE PROXY CARD)


Proposed Amendment

     On April 23, 1997, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1988 Stock Option Plan (the "1988 Plan") increasing the number of shares of Common Stock authorized for issuance under the 1988 Plan by 100,000. The Board of Directors believes that stock options and restricted stock awards have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of May 15, 1997, only 122,226 shares of Common Stock remained available for future grants of stock options under the 1988 Plan. After giving effect to the amendment to the 1988 Plan, a total of 222,666 shares of Common Stock will be available for future grants of stock options under the 1988 Plan. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the 1988 Plan to attract and retain key employees.

Summary of 1988 Plan

     The purpose of the 1988 Plan is to aid the Company in maintaining and developing management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company. All key employees of the Company and its subsidiaries and affiliates in which the Company has a significant equity interest are eligible to receive awards under the 1988 Plan. The 1988 Plan terminates on April 5, 1998, and no awards may be made after such date. However, unless otherwise expressly provided in the 1988 Plan or an applicable award agreement, any award granted may extend beyond the termination date of the 1988 Plan.

     The 1988 Plan permits the granting of stock options, including "incentive stock options" ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and stock options that do not meet such requirements ("Nonqualified Stock Options"). The 1988 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to establish rules for the administration of the 1988 Plan; to select the key employees to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. Determinations and interpretations with respect to the 1988 Plan are in sole discretion of the Committee, whose determinations and interpretations are binding.

     The exercise price per share under any stock options cannot be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option. Options must be exercised by payment in full of the exercise price, in cash, on the date the option is exercised. Determinations of fair market value under the incentive Plan are made in accordance with methods and procedures established by the Committee. For purposes of the 1988 Plan, the fair market value of shares of Common Stock on a given date is (i) the last sales price of the shares as reported on the NASDAQ National Market, if the shares are then being quoted on the NASDAQ National Market, (ii) the difference between the highest ask and lowest bid price of the stock if not quoted on the NASDAQ National Market, (iii) the closing price of the shares on such date on a national securities exchange, if the shares are then being traded on a national securities exchange, or (iv) the amount determined in good faith by the Board if no trade occurred on such date.

     No award granted under the 1988 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

     If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards become available for future awards under the 1988 Plan. Except as otherwise provided under procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted are counted against the aggregate number of shares available for granting awards under the 1988 Plan.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1988 Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1988 Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the 1988 Plan into effect.

     The Board of Directors may amend, alter or discontinue the 1988 Plan at any time, provided that shareholder approval must be obtained for any change that
(i) absent such shareholder approval would cause Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended, to become unavailable with respect to the 1988 Plan; (ii) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange regulating the Company; or (iii) requires the approval of the Company's shareholders under the Code in order to permit Incentive Stock Options to be granted under the 1988 Plan.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1988 Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether such shares were acquired by exercising an Incentive Stock Option or a Nonqualified Stock Option. Generally, there will be no tax consequences to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

Board Recommendation and Shareholder Vote Required

     The Board of Directors recommends a vote FOR Item 2 on the Proxy Card. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote is necessary to approve the proposal.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                          (ITEM 3 ON THE PROXY CARD)

Upon the recommendation of the Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending January 31, 1998 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Coopers & Lybrand L.L.P. also performs certain limited non-audit services for the Company.

The Board has directed that the appointment of Coopers & Lybrand L.L.P. be submitted to the shareholders for approval. If the shareholders should not approve such appointment, the Audit Committee and the Board would reconsider the appointment.

The Company has been advised by Coopers & Lybrand L.L.P. that it expects to have a representative present at the Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote FOR the approval of Item 3 on the Proxy Card.

                             FINANCIAL STATEMENTS

The Company's Annual Report on Form 10-K for fiscal 1997, including audited financial statements, accompanies this Proxy Statement and shareholders are urged to read such report in its entirety.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

The 1998 Annual Meeting of Shareholders is presently scheduled to be held on June 2, 1998. Any proposals of shareholders intended to be personally presented at such meeting must be received by the Secretary of the Company no later than January 19, 1998 for inclusion in the Company's Proxy Statement for such meeting.

                           EXPENSES OF SOLICITATION

The cost of preparing and mailing the notice of meeting, proxy statement and forms of proxy will be paid by the Company. In addition to the cost of mailing copies of this material to shareholders, the Company will request banks and brokers to forward copies of such materials to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith, which expenses are estimated not to exceed $5,000.

                                 OTHER MATTERS

If any other matters are properly presented at the meeting for action, it is intended that the shares represented by proxies will be voted on such matters in the discretion of the persons named therein.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), directors, officers and beneficial owners of more than 10% of the Company's equity securities must file certain reports, known as Forms 3, 4 and 5, with the SEC upon the occurrence of certain events, primarily the acquisition or disposition of shares of Common Stock (or options to acquire Common Stock) by such persons.

Based solely on a review of the Forms 3, 4 and 5 filed with the Company and on certain representations made to the Company, the Company does not know of any failures to file a required form or of any late filings under Section 16(a) of the Securities Exchange Act.

                              JG INDUSTRIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y
Evelyn P. Egan and Irwin S. Selin, or either of them, are hereby appointed at-torneys and proxies of the undersigned, with the power of substitution, to at-tend, vote and act for the undersigned at the annual meeting of shareholders of JG Industries, Inc. (the "Company") to be held on June 9, 1997 in Chicago, Il-linois, and at any adjournment thereof, and in connection therewith to vote and present all of the shares of Common Stock of the Company which the undersigned would be entitled to vote as follows:

Election of Directors, Nominees:
Sheldon Collen, Lionel Goldblatt,
William Hellman, Philip Rootberg,
Sheldon Harris, Clarence Farrar and
Wallace Schroeder
                                               (change of address/comments)

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------
                                        (If you have written in the above space,
                                         please mark the corresponding box on
                                            the reverse side of this card)

                 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.
                                                                     SEE REVERSE
                                                                           SIDE
                             FOLD AND DETACH HERE

                                                                            0626

[x]               Please mark  your votes as in this example.
                                                  ----
IF THIS PROXY IS DULY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED BELOW. IF NO INSTRUCTION IS SPECIFIED THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND, IN THE DISCRETION OF THE PROXY HOLDERS, MAY BE VOTED CUMULATIVELY FOR THE ELECTION OF DIRECTORS.


                    FOR       WITHHELD
1. Election of      [_]         [_]
   (see reverse)
For, except vote withheld from the following nominee(s):

                                                         FOR   AGAINST   ABSTAIN
2. To approve an amendment to the Company's 1988
   Stock Option Plan to increase the number of shares
   of Common Stock issuable under such plan from 206,666
   shares to 306,666 shares.                             [_]     [_]       [_]

3. To approve appointment of Coopers & Lybrand L.L.P.
   as auditors for the Company.                          [_]     [_]       [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                              The undersigned hereby revokes any
                                              other proxy or proxies heretofore
                                              given to vote or act with respect
                                              to such Common Stock, and hereby
                                              ratifies and confirms all actions
                                              that said attorneys and proxies,
                                              their substitutes, or any of them,
                                              may lawfully take by virtue
                                              hereof.


SIGNATURE(S) ________________DATE __________
NOTE: This proxy should be signed exactly as
      your name appears. Joint owners
      should both sign. If signed by an
      attorney, executor, guardian of or in
      some other capacity or as officer of a
      corporation, please add title as such.
--------------------------------------------------------------------------------
                               FOLD AND DETACH HERE